EX-99.906CERT

certification

Greg Miller, President, and Michael Miller, Treasurer, of Miller Investment Trust (the “Registrant”), certify to the best of his or her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2019 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President                                                                        Treasurer

Miller Investment Trust                                           Miller Investment Trust

/s/ Greg Miller                                                           /s/ Michael Miller

Greg Miller                                                                      Michael Miller

Date: 1/7/20                                                        Date: 1/7/20

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Miller Investment Trust and will be retained by Miller Investment Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.